EXHIBIT 10.80

Centrus Energy Corp.
EMPLOYEE NONQUALIFIED STOCK OPTION AWARD NOTICE
(Long-Term Incentive Program)

Centrus Energy Corp., a Delaware corporation (the “Company”) hereby grants to ____________ (“you” or the “Grantee”), an Award of Nonqualified Stock Options, subject to and conditioned upon your agreement to the terms of this Award Notice, the Employee Nonqualified Stock Option Agreement, which is attached hereto as Exhibit A (the”Agreement”) and the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), all of which are an integral part of and are hereby incorporated into this Employee Nonqualified Stock Option Notice. The Capitalized terms used but not defined in the Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date                    ______________
Number of Nonqualified Stock Options        ______________
Vesting Schedule             ______________
Exercise Period                    ______________

Vesting Date	Number of Nonqualified Stock Options Vesting as of the Vesting Date

The first anniversary of the Grant Date	Stock Options

The second anniversary of the Grant Date	Stock Options

The third anniversary of the Grant Date	Stock Options

Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company and/or an Affiliate through the Vesting Date, the restrictions on transfer of the Stock Options shall lapse and the Stock Options shall become vested and exercisable in accordance with the Vesting Schedule shown above.

Centrus Energy Corp.

By: _________________________________________

By signing below and returning this Award Notice to the Company, you acknowledge receipt of the Agreement and the Plan; accept the Nonqualified Stock Options that have been granted to you; and agree to be bound by all the provisions set forth in this Award Notice, the Agreement and the Plan.

ACKNOWLEDGED AND AGREED
BY:

_________________________________

Enclosures: Exhibit A:     Employee Nonqualified Stock Option Agreement
Centrus Energy Corp. 2014 Equity Incentive Plan

Centrus Energy Corp.
EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of _____________, 201__ (the “Date of Grant”), between Centrus Energy Corp., a Delaware corporation (the “Company”), and ________________ (the “Optionee”):

R E C I T A L S:

The Company has adopted the Centrus Energy Corp. 2014 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

The Committee has determined that it is in the best interests of the Company and its shareholders to grant the option provided for herein to the Optionee pursuant to the Plan and the terms set forth herein as an increased incentive to contribute to the Company’s future success and prosperity.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of the Option. The Company hereby grants to the Optionee an option (the “Option”) which Option permits the Optionee to purchase all or any part of an aggregate of _________ Shares at a purchase price of $______ per share (the “Exercise Price”). The Option granted hereby is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option.

2. Vesting. Subject to Section 4 hereof, one-third of the Option shall become exercisable as of the first anniversary of the Date of Grant and an additional one-third of the Option shall become exercisable on each of the second and third anniversaries of the Date of Grant. At any time, the “Vested Portion” of the Option means that portion which (i) shall have become exercisable pursuant to the terms of this Agreement and (ii) shall not have been previously exercised.

3. Exercise of Option. (a) Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date.

(b) To the extent set forth in subparagraph (a) above, the Option may be exercised by delivering to the Company at its principal office written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash or (ii) by certified check or bank draft payable to the order of the Company or (iii) by tendering Shares which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest) or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the Exercise Price. The Optionee may elect, and, in the case of death or Disability, the Company may require the Optionee (or the Optionee’s guardian or legal representative, if applicable), to pay all or any portion of the Exercise Price by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price withheld by the Company or sold by a broker-dealer. The payment of withholding tax shall be subject to Section 7 of this Agreement.

(c) Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body or national securities exchange, that the Committee shall in its sole discretion determine to be necessary or advisable.

(d) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or cause to be issued as promptly as practicable certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

4. Termination of Employment. (a) In the event that the Optionee’s employment with the Company is terminated by the Company for Cause or the Optionee breaches the covenants set forth in Section 8, the Option (whether vested or unvested) shall be deemed canceled and forfeited in its entirety effective immediately upon the act or omission of the Optionee that constituted the Cause.

(b) Except as provided in Section 4(c), in the event that the Optionee’s employment with the Company is terminated by the Optionee voluntarily for any reason other than Retirement, the Option, to the extent unexercised and exercisable for vested Shares on the date the Optionee’s service terminates, may be exercised by the Optionee at any time prior to the expiration of thirty (30) days after the date the Optionee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

(c) In the event that the Optionee’s employment with the Company is terminated by the Company for reasons other than for Cause or by the Optionee for good reason (as defined in the Optionee’s change in control agreement with the Company), in either case coincident with or following a Change in Control under circumstances entitling the Optionee to benefits or payments under such Optionee’s change in control agreement with the Company that would not otherwise be payable absent a Change in Control (or, in the case of an Optionee who is not a party to a change in control agreement with the Company, upon a termination of employment by the Company other than for Cause or by the Optionee for good reason coincident with or following a Change in Control), the Option shall become vested and nonforfeitable and shall remain exercisable for a period of twelve (12) months after the date of such termination of employment, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

(d) In the event that the Optionee’s employment with the Company is terminated (i) by reason of the death, Disability or Retirement of the Optionee or (ii) by the Company or an Affiliate for reasons other than for Cause, the portion of the Option that is unvested as of such date shall immediately terminate and the portion of the Option that is vested as of such date may, to the extent unexercised, be exercised by the Optionee (or the Optionee’s guardian or legal representative, if applicable) at any time prior to the expiration of (i) in the case of Retirement or termination for reasons other than Cause, three (3) months after the date the Optionee’s service terminates, and in the case of death or Disability, twelve (12) months after the date the Optionee’s service terminates, but in any event no later than the expiration of the term of the Option, and shall thereafter terminate.

5. No Right to Continued Employment: No Rights as a Shareholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to continued employment with the Company. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

6. Transferability. Except as provided below, the Option is non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may transfer the Vested Portion to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred portion shall continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer (except that such transferred portion shall not be further transferable by the transferee). No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

7. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

8. Confidential Information and Trade Secrets. The Optionee and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Optionee will not at any time during or after the Optionee’s employment with the Company disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant. The Optionee agrees that upon termination of employment with the Company for any reason, the Optionee will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Optionee may retain personal notes, notebooks and diaries. The Optionee further agrees that the Optionee will not retain or use for the Optionee’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.

9. Remedies. The Optionee acknowledges that a violation or attempted violation on the Optionee’s part of Section 8 will cause irreparable damage to the Company, and the Optionee therefore agrees that the Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Optionee or the Optionee’s employees, partners or agents. The Optionee agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company may have under law or equity.

10. Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

14. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

15. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

16. Avoidance of Section 409A Penalties. The Company intends for the Plan, as described herein and as may be subsequently amended from time to time, and that this Option Agreement be written, construed and operated in a manner such that no amounts granted or payable under the Plan or this Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code, or (b) the interest and additional tax set forth within Section 409A(1)(B) of the Code. The provisions of this Agreement shall not be construed as a guarantee by the Company of any particular tax effect to any Optionee. The Company shall not be liable to any Optionee for any payment or grant made under this Agreement that is determined to result in any additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment or grant made under this Plan as an amount includible in gross income under Section 409A of the Code.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

Centrus Energy Corp.

By ___________________________

______________________________                                (Optionee)